Exhibit 99.1
GRI Bio Announces Pricing of $4.0 Million Public Offering
LA JOLLA, CA, June 27, 2024 (GLOBE NEWSWIRE) -- GRI Bio, Inc. (NASDAQ: GRI) (“GRI Bio” or the “Company”), a biotechnology company advancing an innovative pipeline of Natural Killer T (“NKT”) cell modulators for the treatment of inflammatory, fibrotic and autoimmune diseases, today announced the pricing of a public offering of an aggregate of 2,185,793 shares of its common stock (or common stock equivalents in lieu thereof), Series C-1 warrants to purchase up to 2,185,793 shares of common stock and Series C-2 warrants to purchase up to 2,185,793 shares of common stock (all the warrants, collectively, the "Series Warrants"), at a combined public offering price of $1.83 per share (or per common stock equivalent in lieu thereof) and accompanying Series Warrants. The Series Warrants will have an exercise price of $1.83 per share and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the Series Warrants. The Series C-1 warrants will expire on the five-year anniversary of the initial exercise date. The Series C-2 warrants will expire on the eighteen month anniversary of the initial exercise date. The closing of the offering is expected to occur on or about June 28, 2024, subject to the satisfaction of customary closing conditions.
H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.
The aggregate gross proceeds to the Company from the offering are expected to be approximately $4.0 million before deducting the placement agent's fees and other offering expenses payable by the Company. The potential additional gross proceeds to the Company from the Series Warrants, if fully exercised on a cash basis, will be approximately $8.0 million. No assurance can be given that any of the Series Warrants will be exercised. The Company intends to use the net proceeds from this offering for its product candidate development, working capital and general corporate purposes.
The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-280323), as amended, which was declared effective by the Securities and Exchange Commission (the "SEC") on June 26, 2024. The offering is being made only by means of a prospectus forming part of the effective registration statement relating to the offering. A preliminary prospectus relating to the offering has been filed with the SEC and is available on the SEC's website at http://www.sec.gov and a final prospectus relating to the offering will be filed with the SEC. Electronic copies of the final prospectus, when available, may be obtained on the SEC's website at http://www.sec.gov and may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.
About GRI Bio, Inc.
GRI Bio is a clinical-stage biopharmaceutical company focused on fundamentally changing the way inflammatory, fibrotic and autoimmune diseases are treated. GRI Bio’s therapies are designed to target the activity of NKT cells, which are key regulators earlier in the inflammatory cascade, to interrupt disease progression and restore the immune system to homeostasis. NKT cells are innate-like T cells that share properties of both NK and T cells and are a functional link between the innate and adaptive immune responses. Type I invariant NKT (“iNKT”) cells play a critical role in propagating the injury, inflammatory response, and fibrosis observed in inflammatory and fibrotic indications. GRI Bio’s lead program, GRI-0621, is an inhibitor of iNKT cell activity and is being developed as a novel oral therapeutic for the treatment of idiopathic pulmonary fibrosis, a serious disease with significant unmet need. The Company is also developing a pipeline of novel type 2 NKT agonists for the treatment of systemic lupus erythematosus. Additionally, with a library of over 500 proprietary compounds, GRI Bio has the ability to fuel a growing pipeline.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions. These forward-looking statements are based on the Company’s current beliefs and expectations. Forward-looking statements include, but are not limited to, statements regarding: the completion of the offering; the satisfaction of customary closing conditions related to the offering; the anticipated use of proceeds therefrom; the Company’s ability to regain and maintain compliance with Nasdaq’s listing requirements; the Company’s expectations with respect to development and commercialization of the Company’s product candidates, the timing of initiation or completion of clinical trials and availability of resulting data, the potential benefits and impact of the Company’s clinical trials and product candidates and any implication that the data or results observed in preclinical trials or earlier studies or trials will be indicative of results of later studies or clinical trials, the Company’s beliefs and expectations regarding potential stakeholder value and future financial performance and the Company’s beliefs about the timing and outcome of regulatory approvals and potential regulatory approval pathways. Actual results may differ from the forward-looking statements expressed by the Company in this press release and consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including, without limitation: (1) the inability to maintain the listing of the Company’s common stock on Nasdaq and to comply with applicable listing requirements; (2) changes in applicable laws or regulations; (3) the inability of the Company to raise financing in the future; (4) the success, cost and timing of the Company’s product development activities; (5) the inability of the Company to obtain and maintain regulatory clearance or approval for its respective products, and any related restrictions and limitations of any cleared or approved product; (6) the inability of the Company to identify, in-license or acquire additional technology; (7) the inability of the Company to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently developing; (8) the size and growth potential of the markets for the Company’s products and services, and their respective ability to serve those markets, either alone or in partnership with others; (9) the failure to achieve any milestones or receive any milestone payments under any agreements; (10) inaccuracy in the Company’s estimates regarding expenses, future revenue, capital requirements and needs for and the ability to obtain additional financing; (11) the Company’s ability to protect and enforce its intellectual property portfolio, including any newly issued patents; and (12) other risks and uncertainties indicated from time to time in the Company’s filings with the SEC, including the risks and uncertainties described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the SEC on March 28, 2024, and subsequently filed reports. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.
Investor Contact:
JTC Team, LLC
Jenene Thomas
(833) 475-8247
GRI@jtcir.com